Exhibit 99(a)


                       ARTICLES OF MERGER

                            MERGING

            PIONEER ACQUISITIONS OF LANCASTER, INC.

                              INTO

                  PIONEER COMMUNICATIONS, INC.


     ARTICLES OF MERGER executed this 29th day of May, 1997, by and between Pioneer Communications, Inc. and Pioneer Acquisitions of Lancaster, Inc., both of which are Wisconsin corporations pursuant to Sections 180.1101 through 180.1106 of the Wisconsin Business Corporation Law.


                           ARTICLE I

     The Board of Directors of Pioneer Communications, Inc., in accordance with its Articles of Incorporation and Bylaws and the Wisconsin Business Corporation Law, adopted as of May 28, 1997, resolutions approving, in accordance with Section
180.1103 of the Wisconsin Business Corporation Law, an agreement and plan of merger (the "Plan of Merger") as follows:


                  AGREEMENT AND PLAN OF MERGER

       Parties to Merger. The names of the corporations proposing to merge are Pioneer Communications, Inc. ("Pioneer") and Pioneer Acquisitions of Lancaster, Inc. ("Pioneer Acquisitions"). The surviving corporation shall be Pioneer Communications, Inc.

      1.    Effective Time.  The Effective Time of  the  merger
("Effective Time") will be 12:01 a.m. on June 1, 1997.

      2. Corporate Existence. Upon completion of the merger, the separate existence of Pioneer Acquisitions will cease except insofar as otherwise specifically provided by law. The corporate identity, existence, purposes, powers, franchises and rights of Pioneer will continue unaffected and unimpaired by the merger.

      3. Articles of Incorporation. From and after the Effective Time, the Restated Articles of Incorporation of Pioneer as in effect immediately prior to the merger shall remain as the Articles of Incorporation of the surviving corporation and shall remain in full force and effect until amended as provided by law.

      4. Bylaws. From and after the Effective Time, the Restated Bylaws of Pioneer shall become the Bylaws of Pioneer Communications, Inc. and shall thereafter remain in force until they shall be altered, amended or repealed as therein provided.



     5.   Conversion of Shares.

           a. Each then outstanding share of common stock, $.01 par value, of Pioneer, which shall not be deemed to include any share then held in its treasury, shall by virtue of the merger and without any action on the part of the holder thereof, be converted into four (4) outstanding shares of no par value common stock of Chorus Communications Group, Ltd., a Wisconsin corporation (herein referred to as "Chorus") and the sole shareholder of Pioneer Acquisitions, whereupon each such share of Pioneer common stock so converted shall be deemed to be a share acquired by Pioneer and held in its treasury. Each such share of Chorus common stock so issued shall thereupon be fully paid and nonassessable, except as provided under sec.180.0622 of the Wisconsin Business Corporation Law.

           b. The then outstanding shares of common stock of Pioneer Acquisitions shall by virtue of the merger and without any action on the part of Chorus, be converted into a number of shares of Pioneer transferred from those deemed acquired by Pioneer and held in its treasury pursuant to subsection a. above, equal to the number of shares of Chorus common stock issued pursuant to subsection a. above. Each such share of Pioneer shall thereupon be fully paid and nonassessable, except as provided under sec. 180.0622 of the Wisconsin Business Corporation Law.

           c. All shares of Pioneer thereafter remaining in its treasury shall be cancelled.

           d. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Pioneer common stock shall be required to surrender the same to Chorus for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the number of shares of Chorus common stock as the shares of Pioneer common stock previously represented by the stock certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which prior to the Effective Time represented Pioneer common stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Chorus common stock as though such surrender of transfer and exchange had taken place.

       6. Terminating and Abandonment. Anything to the contrary notwithstanding, this Plan of Merger may be terminated and abandoned at any time prior to the Effective Time by joint action by any of the officers of Pioneer Acquisitions and Pioneer.


                           ARTICLE II

      The Board of Directors of Pioneer Acquisitions, in accordance with its Articles of Incorporation and Bylaws and
Section 180.0704 of the Wisconsin Business Corporation Law, adopted on May 28, 1997, resolution by unanimous written consent approving the foregoing Plan of Merger.


                          ARTICLE III

      1. Chorus, owner of all of the outstanding common stock of Pioneer Acquisitions, consisting of 100 shares with $1.00 par value, in accordance with the Articles of Incorporation and Bylaws and Section 180.0704 of the Wisconsin Business Corporation Law, adopted on May 27, 1997, resolutions approving the foregoing Plan of Merger. Such unanimous approval constitutes more than the requisite affirmative vote of the holders of a majority of shares entitled to vote on the proposal as provided in Section 180.0721 of the Wisconsin Business Corporation Law.

       2. Pioneer, in accordance with its Articles of Incorporation, Bylaws and Section 180.1103 of the Wisconsin Business Corporation Law, submitted the Plan of Merger to holders of the Company common stock on May 16,1997. Pioneer common stock is the only class of common stock outstanding and entitled to vote. With respect to the common stock outstanding, the requisite affirmative number of votes, and the number of shares voted for and against the Plan of Merger are as follows:

     Total No. of        Requisite No. of
     Shares Entitled     Affirmative                Number Voted
     to  be  Voted       Votes for Approval         For       Against

     173,140             86,571                     23,596    18,433


                           ARTICLE IV

     The laws which are to govern the surviving corporation are the laws of the State of Wisconsin.

      IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed by its duly authorized officers as of the day and year first written above.

                                   PIONEER COMMUNICATIONS, INC.


(Corporate Seal)                   By:/s/ Douglas J. Timmerman
                                      Douglas J. Timmerman, President


                              Attest:/s/ G. Burton Bloch
                                   G. Burton Bloch, Secretary


                                     PIONEER  ACQUISITIONS   OF
LANCASTER, INC.


(No Corporate Seal)                By:/s/ Douglas J. Timmerman
                                      Douglas J. Timmerman, President


                              Attest:/s/ G. Burton Bloch
                                   G. Burton Bloch, Secretary



This document was drafted by:
Daniel T. Hardy
Axley Brynelson
2 East Mifflin Street
P.O. Box 1767
Madison, WI  53701-1767